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                                                                     Exhibit T3F

                              CROSS-REFERENCE TABLE

TIA                                                        Indenture
SECTION                                                     SECTION

310       (a)(1)......................................        7.10
          (a)(2)......................................        7.10
          (a)(3)......................................        N.A.
          (a)(4)......................................        N.A.
          (b).........................................     7.08;7.10
          (c).........................................        N.A.
311       (a).........................................        7.11
          (b).........................................        7.11
          (c).........................................        N.A.
312       (a).........................................        2.06
          (b).........................................       12.03
          (c).........................................       12.03
313       (a).........................................        7.06
          (b)(1)......................................        N.A.
          (b)(2)......................................        7.06
          (c).........................................        7.06
          (d).........................................        7.06
314       (a).........................................       12.02
          (b).........................................     10.02;10.4
          (c)(1)......................................       12.04
          (c)(2)......................................       12.04
          (c)(3)......................................        N.A.
          (d).........................................       10.02
          (e).........................................       12.05
315       (a).........................................        7.01
          (b).........................................     7.05;12.02
          (c).........................................        7.01
          (d).........................................     7.01;7.02
          (e).........................................        6.11
316       (a)(last sentence)..........................       12.06
          (a)(1)(A)...................................        6.05
          (a)(1)(B)...................................        6.04
          (a)(2)......................................        N.A.
          (b).........................................        6.07
317       (a)(1)......................................        6.08
          (a)(2)......................................        6.09
          (b).........................................        2.04
318       (a).........................................       12.01

                           N.A. means Not Applicable.

-----------------
Note: This Cross-Reference Table shall not, for any purpose be deemed to be part of this Indenture.